Exhibit 99.1

Aptiv Board of Directors Approves Spin-Off of Versigent
Record Date Set for March 17, 2026 and Distribution to be Effective April 1, 2026

SCHAFFHAUSEN, Switzerland – March 5, 2026 – Aptiv PLC (“Aptiv”) (NYSE: APTV), a global industrial technology company, today announced that its Board of Directors approved the previously announced spin-off of its Electrical Distribution Systems business into a new publicly traded company, Versigent, including the associated record date, distribution date and distribution ratio for the spin-off.
The record date will be as of the close of trading (New York City time) on March 17, 2026, and the distribution will be before market open (New York City time) on April 1, 2026. Aptiv shareholders as of the record date will be entitled to receive one ordinary share of Versigent for every three ordinary shares, and will receive cash in lieu of any fractional shares.
Versigent expects to receive authorization to list its ordinary shares on the New York Stock Exchange (NYSE) under the ticker symbol “VGNT”. Versigent shares are expected to begin trading on a “when-issued” basis on the NYSE on or about March 27, 2026, under the symbol “VGNT WI”, and begin “regular-way” trading on the NYSE on April 1, 2026, under the symbol “VGNT”.
No action is required by Aptiv shareholders to receive Versigent ordinary shares in the spin-off. Additionally, shareholders do not need to pay any consideration, or surrender or exchange Aptiv ordinary shares, to participate in the separation.
The distribution is subject to certain conditions described in the registration statement on Form 10 filed by Versigent.

Aptiv shareholders are encouraged to consult with their financial and tax advisors regarding the consequences of buying, selling, or holding any securities, including those described in this release.

About Aptiv
Aptiv is a global industrial technology company focused on enabling a more automated, electrified and digitalized future. Visit aptiv.com.

About Versigent
Versigent is a leading global provider of signal, power, and data distribution systems for the automotive and commercial vehicle markets. Building on a 100-year legacy of innovation and trusted OEM partnerships, Versigent designs and manufactures advanced low- and high-voltage electrical architectures that enable safe, efficient, and reliable vehicle performance. With engineering centers on four continents and manufacturing operations in more than 30 countries, Versigent combines global scale with regional responsiveness to meet the evolving needs of customers around the world.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, the anticipated separation transaction and financial performance.

Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s and Versigent’s operations and business environment, which may cause the actual results of the Company and Versigent to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations, including plans to complete the separation, are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability to effect the separation transaction described herein and to meet the conditions related thereto; potential uncertainty during the pendency of the separation transaction that could affect the Company’s financial performance; the possibility that the separation transaction will not be completed within the anticipated time period or at all; the possibility that the separation transaction will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation transaction; uncertainty of the expected financial performance of the Company or Versigent following completion of the separation transaction; negative effects of the announcement or pendency of the separation transaction on the market price of the Company’s securities and/or on the financial performance of the Company; global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; the effects of significant increases in trade tariffs, import quotas and other trade restrictions or actions, including retaliatory responses to such actions; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Where required by law, no binding decision will be made with respect to the contemplated transactions other than in compliance with applicable employee information and consultation requirements.

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Investor Contact:
Betsy Frank
Vice President, Investor Relations
betsy.frank@aptiv.com

Media Contact:
mediarelations@aptiv.com

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